Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-161298

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	23,000,000	$10.03	$230,690,000	$26,438

(1)  Includes 3,000,000 shares of Common Stock, par value $0.01 per share, that may be purchased by the underwriter upon exercise of the underwriter’s option to purchase additional shares.

(2)  Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 12, 2009)

20,000,000 Shares

DiamondRock Hospitality Company
Common Stock

DiamondRock Hospitality Company is offering 20,000,000 shares of its common stock. Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “DRH.” The last reported sale price of our common stock on the NYSE on July 9, 2012 was $10.40 per share.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 9 of our Annual Report on Form 10-K for the year ended December 31, 2011, as well as in the other periodic reports we file from time to time with the Securities and Exchange Commission, or SEC, which are incorporated by reference herein.

Goldman, Sachs & Co. has agreed to purchase the common stock from us at a price of $10.03 per share which will result in $200.6 million of proceeds to us before expenses.

Goldman, Sachs & Co. may offer the shares of common stock from time to time for sale in one or more transactions in the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We have granted the underwriter a 30-day option to purchase up to an additional 3,000,000 shares of common stock from us at the initial public offering price less the underwriting discount if the underwriter sells more than 20,000,000 shares of common stock in this offering.

None of the SEC, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. expects to deliver the shares on or about July 11, 2012.

Goldman, Sachs & Co.

The date of this prospectus supplement is July 9, 2012.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including the prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. To the extent the information included or incorporated by reference in this prospectus supplement differs or varies from the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes such information.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Please see “Forward-Looking Statements” in this prospectus supplement and “Forward-Looking Statements” in the accompanying prospectus.

References in this prospectus to “we,” “our,” “us” and “our company” refer to DiamondRock Hospitality Company, including, as the context requires, DiamondRock Hospitality Limited Partnership, our operating partnership, as well as our other direct and indirect subsidiaries, including our taxable REIT subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor is this prospectus supplement or the accompanying prospectus an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or information we previously filed with the SEC is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus include and incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements regarding estimates, projections, our business plans, objectives, expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believes,” “projects,” “forecasts,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “seek,” “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result” and similar expressions.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, including, among others, the following:

•	performance of our hotels, the hotels included in the portfolio acquisition and the lodging industry in general;

•	our failure to complete the portfolio acquisition on the terms we expect or at all;

•	adverse economic or real estate developments in our markets;

•	financing risks, including the risk of over leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance existing indebtedness;

•	international, national and local economic, business, real estate and other market conditions;

•	the degree and nature of our competition;

•	increased interest rates and operating costs;

•	difficulties in identifying properties to acquire;

•	difficulties in completing and integrating acquisitions, including the portfolio acquisition;

•	availability of and our ability to retain qualified personnel;

•	our failure to maintain our status as a REIT for federal income tax purposes;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	general volatility of the capital markets and the market price of our common stock;

•	environmental uncertainties and risks related to natural disasters;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	the factors included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, in the section entitled “Risk Factors” in this prospectus supplement and in our other reports we file from time to time with the SEC and incorporate by reference in this prospectus supplement.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should carefully consider this risk when you make an investment decision concerning our securities. Except to the extent required by applicable law, we do not intend and disclaim any obligation to publicly update or revise any forward-looking statement or the “Risk Factors” to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

OUR COMPANY

We are a lodging-focused Maryland corporation operating as a real estate investment trust, or REIT. As of the date of this prospectus supplement, we own a portfolio of 23 premium hotels and resorts that contain approximately 10,406 guest rooms. We also hold the senior note on a mortgage loan secured by an additional hotel and have the right to acquire, upon completion, a hotel under development. As an owner, rather than an operator, of lodging properties, we receive all of the operating profits or losses generated by the hotels after the payment of fees due to hotel managers, which are calculated based on the revenues and profitability of each hotel.

Our vision is to be the premier allocator of capital in the lodging industry. Our mission is to deliver long-term stockholder returns through a combination of dividends and enduring capital appreciation. Our strategy is to utilize disciplined capital allocation and focus on the acquisition, ownership and asset management of high quality, branded lodging properties with superior growth prospects in North American markets with high barriers to entry.

We differentiate ourselves from our competitors by adhering to three basic principles in executing our strategy:

•	high-quality urban- and destination resort-focused branded hotel real estate;

•	innovative asset management; and

•	conservative capital structure.

In addition, we are committed to enhancing the value of our platform by being open and transparent in our communications with stockholders, scrutinizing our corporate overhead and adopting and following sound corporate governance practices.

Consistent with our strategy, we continue to direct our energies toward opportunistic investments in premium full-service hotels and premium urban limited-service hotels located throughout North America. Each of our hotels is managed by a third party and most are operated under a brand owned by one of the leading global lodging brand companies (Marriott International, Inc. (“Marriott”), Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) or Hilton Worldwide (“Hilton”)).

Our properties are concentrated in four major gateway cities (New York City, Chicago, Los Angeles and Boston) and in destination resort locations (such as the U.S. Virgin Islands and Vail, Colorado). We consider lodging properties located in key gateway cities and resort destinations to be most capable of creating dynamic cash flow growth and achieving superior long-term capital appreciation. We also believe that these locations are better insulated from new supply due to relatively high barriers-to-entry, including expensive construction costs and limited development sites.

We critically evaluate each potential acquisition to ensure that the prospective asset is aligned with the vision we have set forth, supports our mission and corresponds with our strategy. Furthermore, we regularly analyze our portfolio to identify weaknesses therein and to strategize for the disposition of non-key assets in order to recycle capital for additional acquisitions.

A core tenet of our strategy is to leverage the top global hotel brands. We strongly believe that the largest global hotel brands create significant value as a result of each brand’s ability to produce incremental revenue and that, as a result, branded hotels are able to generate greater profits than similar unbranded hotels. The dominant global hotel brands typically have very strong reservation and reward systems and sales organizations, and most of our hotels are operated under a brand owned by one of the leading global lodging brand companies (Marriott, Starwood or Hilton). Generally, we are interested in owning hotels that are currently operated under, or can be converted to, a globally recognized brand. However, we would own or acquire non-branded hotels in certain top-tier or unique markets if we believe that the returns on these hotels would be higher than if the hotels were operated under a globally recognized brand.

Recent Developments

Agreement to Acquire a Portfolio of Four Hotels

On July 9, 2012, we entered into a definitive purchase and sale agreement, or purchase agreement, to acquire a portfolio of four hotels from affiliates of Blackstone Real Estate Partners VI for a contractual purchase price of approximately $495 million. We refer to such affiliates as the “Sellers.” The hotels under contract to be acquired are the Hilton Boston, the Westin Washington, D.C., the Westin San Diego and the Hilton Burlington. We refer to the four-hotel portfolio as the “Acquisition Portfolio” and the proposed acquisition as the “Portfolio Acquisition.” We believe the Portfolio Acquisition fits squarely within our strategy to invest in premium full-service hotels operating under a global brand. We also believe that the acquisition of these four hotels will improve our overall portfolio in terms of market and asset quality as well as improve financial metrics such as room revenue per available room, or RevPAR, and EBITDA margin.

We expect to fund the contractual purchase price of the Portfolio Acquisition with the following:

•	the net proceeds of this offering;

•	$100 million of available corporate cash;

•	approximately $120 million in borrowings under our senior unsecured credit facility, (collectively with available corporate cash and the net proceeds of this offering, the “Cash Consideration”); and

•	$75 million in the form of our issuance to an affiliate of the Sellers of a number of shares of our common stock equal to $75 million divided by the closing sale price of our common stock on the NYSE on July 9, 2012 (the “Stock Consideration”), subject to a floor of $10.00 per share and a cap of $10.50 per share.

The purchase agreement provides that we must acquire all four of the hotels in the Acquisition Portfolio. We made a $50 million initial deposit upon execution of the purchase agreement that is non-refundable except in the case of a material default by the Sellers or the Sellers’ failure to satisfy a closing condition.

We expect to complete the Portfolio Acquisition in July 2012. The completion of the Portfolio Acquisition is subject to customary closing conditions and is not subject to a financing or due diligence condition or the receipt of third-party consents. There is no assurance that we or the Sellers will fulfill such customary closing conditions or that we will complete the Portfolio Acquisition on the anticipated schedule or at all. We will assume the rights and obligations of the Sellers under the existing hotel management and franchise agreements with respect to the Westin Washington, D.C. and the Westin San Diego. We expect to enter into new franchise agreements with Hilton with respect to the Hilton Boston and the Hilton Burlington. We will assume the rights and obligations of the Sellers under the existing management agreement for the Hilton Burlington and we will enter into a new management agreement with an affiliate of the Sellers with respect to the Hilton Boston.

In addition to the purchase price, we expect to spend approximately $56 million for capital improvements at the Acquisition Portfolio over the next 60 months, including approximately $30 million to $35 million in the first two years of our ownership.

Acquisition Portfolio — Historical Operating Results and Forecast

The following table sets forth summary historical, property-level, operating and financial results of the hotels comprising the Acquisition Portfolio for each of the five months ended May 31, 2012 and May 31, 2011 and the year ended December 31, 2011 (unaudited). A reconciliation of EBITDA to net income is set forth below under the caption “Non-GAAP Financial Measures.” The historical operating results for the hotels comprising the Acquisition Portfolio (both individually and on a combined basis) are derived from property-level operations and accounting records and have not been subject to the standard quarterly review procedures of an independent registered public accounting firm. As such, these results may be subject to normal and recurring adjustments that arise during such a review. In addition, the historical operating results set forth below are not necessarily indicative of the results to be achieved by these hotels for the remainder of 2012 or any future period and investors are cautioned not to place undue reliance on such information.

	Five Months Ended May 31, 2012
	Rooms	Total Revenue (in 000’s)	EBITDA(1) (in 000’s)	Occupancy	ADR(2)	RevPAR	EBITDA Margin
Hilton Boston	362	$9,151	$3,051	74.6%	$199.38	$148.80	33.3%
Westin Washington, D.C.	406	11,200	4,159	70.7%	206.78	146.25	37.1%
Westin San Diego	436	10,894	3,321	74.4%	155.37	115.62	30.5%
Hilton Burlington	258	4,495	1,168	65.0%	134.40	87.40	26.0%
Total/Weighted Average	1,462	$35,740	$11,699	71.8%	$177.41	$127.36	32.7%

	Five Months Ended May 31, 2011
	Rooms	Total Revenue (in 000’s)	EBITDA(1) (in 000’s)	Occupancy	ADR(2)	RevPAR	EBITDA Margin
Hilton Boston	362	$9,238	$2,953	74.6%	$180.71	$134.88	32.0%
Westin Washington, D.C.	406	11,557	4,242	72.8%	204.47	148.79	36.7%
Westin San Diego	436	10,391	3,436	76.0%	146.04	110.93	33.1%
Hilton Burlington	258	3,724	473	56.2%	124.41	69.94	12.7%
Total/Weighted Average	1,462	$34,910	$11,104	71.3%	$168.59	$120.14	31.8%

	Year Ended December 31, 2011
	Rooms	Total Revenue (in 000’s)	EBITDA(1) (in 000’s)	Occupancy	ADR(2)	RevPAR	EBITDA Margin
Hilton Boston	362	$25,826	$9,559	77.6%	$205.82	$159.63	37.0%
Westin Washington, DC	406	28,316	10,428	76.3%	196.49	149.99	36.8%
Westin San Diego	436	25,356	8,114	77.6%	144.54	112.19	32.0%
Hilton Burlington	258	12,505	4,412	69.7%	144.23	100.51	35.3%
Total/Weighted Average	1,462	$92,003	$32,513	75.8%	$174.52	$132.37	35.3%

(1)	See “Non-GAAP Financial Measures” below for our definition of EBITDA.

(2)	Average daily rate.

The following table sets forth certain forecasted combined operating and financial results of the hotels in the Acquisition Portfolio for the fiscal year ending December 31, 2012 and historical consolidated operating and financial results for the year ended December 31, 2011 (unaudited). A reconciliation of forecasted EBITDA to forecasted net income (loss) is set forth below under the caption “Non-GAAP Financial Measures.”

With respect to such forecasts, our independent registered public accounting firm has not compiled, examined, or performed any procedures with respect to this information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with it.

Any forecasts of the operating statistics or financial results of the hotels in the Acquisition Portfolio are based on assumptions and are inherently speculative, are subject to substantial uncertainty, and the actual 2012 operating statistics and financial results may differ materially from our forecasts. Our forecasts are subject to a variety of factors and risks, including the risks set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, under “Risk Factors” in this prospectus supplement and in our other periodic filings with the SEC. Such factors and risks could materially adversely affect the actual operating statistics and financial results of the hotels in the Acquisition Portfolio. Our forecasts rely in large part upon assumptions and analyses we have developed based on our due diligence review and on our experience and perception of historical trends, current conditions and expected future developments, information received from the sellers, as well as other factors that we consider appropriate under the circumstances, including the historical operating results of the hotels in the Acquisition Portfolio for the year ended December 31, 2011. As a result of the foregoing considerations, you are cautioned not to place undue reliance on the forecasts set forth in this prospectus supplement. There are material limitations inherent in providing projections of results for future periods. See “Risk Factors.”

	Forecast for the Year Ending December 31, 2012	Historical for the Year Ended December 31, 2011
Combined Acquisition Portfolio

Revenue (in millions)	$92.0 – 96.0	$92.0
EBITDA (in millions)	$32.0 – 36.0	$32.5
RevPAR	$140.00 – 145.00	$132.37

The following summarizes certain additional information with respect to each of the hotels in the Acquisition Portfolio.

Hilton Boston

The Hilton Boston is a 362-room full-service hotel located in the Financial District of downtown Boston with over 10,000 square feet of meeting space. We believe the Hilton Boston is well located for business transient customers. In addition, the Hilton Boston’s location is proximate to the waterfront (one block) and the BCEC convention center (1.1 miles). The historic Art Deco building was converted to a hotel in 1999 after undergoing a major renovation.

Westin Washington, D.C.

The Westin Washington, D.C. is a 406-room full-service hotel located in downtown Washington, D.C. with over 12,000 square feet of meeting space. The hotel opened in 1982 and converted to the Westin brand in 2006 after undergoing a major renovation. The hotel is centrally located to appeal to business and leisure guests visiting the K Street business corridor, White House, Washington Convention Center, National Mall and U.S. Capitol.

Westin San Diego

The Westin San Diego is a 436-room full-service hotel located in downtown San Diego featuring over 19,000 square feet of meeting space. The hotel opened in 1991 as part of a San Diego mixed-use facility and was converted to the Westin brand in 2007 after undergoing a major renovation. The hotel is within walking distance of several major group and leisure demand generators, including the San Diego Convention Center, Seaport Village, Little Italy, Gaslamp Quarter and is across the street from the new Federal Courthouse (expected to open in late 2012).

Hilton Burlington

The Hilton Burlington is a 258-room full-service hotel located in downtown Burlington, Vermont with almost 16,000 square feet of meeting space. The hotel was constructed in 1976 and converted to the Hilton brand in 2007 after undergoing a major renovation in 2007. The hotel is the only full-service hotel in downtown Burlington. The hotel, which is located near Lake Champlain, is a summertime destination resort and attracts state and regional association groups year round. Additionally, its proximity to the University of Vermont enables it to capture additional business.

Registration Rights and Lock-Up Agreement

Upon completion of the Portfolio Acquisition, we will enter into a registration rights and lock-up agreement (the “Registration Rights Agreement”) with an affiliate of the Sellers (the “Holder”) that will provide the Holder with certain registration rights and impose certain restrictions on the Holder’s transfer of the Stock Consideration. Pursuant to the Registration Rights Agreement, the Holder will agree that for a period of 150 days following the closing date of the Portfolio Acquisition, or the lock-up period, it will not sell, dispose or otherwise transfer the Stock Consideration, subject to certain exceptions. Pursuant to the Registration Rights Agreement, we may waive the lock-up restrictions in our sole discretion with respect to all or any portion of the shares of common stock subject to the lock-up agreement; provided, however, that we have agreed with the underwriter of this offering that we will not waive the lock-up restrictions at any time during which we or our directors and officers are subject to a lock-up agreement with respect to this offering. The Registration Rights Agreement will, among other things, require us to use our best efforts to file a resale shelf registration statement registering the Holder’s resale of the shares of our common stock and will provide the Holder with certain customary demand and piggyback registration rights with respect to such shares, subject to the limitations set forth therein. The release of the shares of our common stock comprising the Stock Consideration from the transfer restrictions upon the expiration or waiver of the lock-up restrictions could depress the market price of our common stock. See “Risk Factors.”

Second Quarter Preliminary Results

Our second fiscal quarter ended on June 15, 2012. The preliminary estimated financial information set forth below for the fiscal quarter ended June 15, 2012, specifically Adjusted EBITDA and the related items for reconciliation to estimated net income, has been derived from our preliminary unaudited financial statements. Our preliminary unaudited financial statements for the fiscal quarter ended June 15, 2012 represent preliminary operating results and are derived from preliminary hotel operating results and preliminary corporate level expenses.

We and our auditors have not completed our normal quarterly review procedures for the second quarter and there can be no assurance that our final results for this quarterly period will not differ from these estimates, including as a result of quarter-end closing procedures or review adjustments, and any such difference could be material. In addition, these estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP or as a measure of our performance. These preliminary results for the second quarter of 2012 are not necessarily indicative of the results to be achieved for the remainder of 2012 or any future period and investors are cautioned not to place undue reliance on this preliminary financial information. See “Risk Factors — There are material limitations in estimating our results for prior periods before the completion of our and our auditors’ normal review procedures for such periods.”

While we have not completed our quarterly financial statement closing process and preparation of our final financial statements and related notes thereto, we currently expect to report the following financial and operating results for the second fiscal quarter of 2012.

•	RevPAR: We expect our pro forma RevPAR to be approximately $136.07, which is an increase of 5.8 percent compared to the second fiscal quarter in 2011. Our preliminary estimated pro forma RevPAR assumes that we owned all of our hotels since January 1, 2011 but excludes the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort (“Frenchman’s Reef”) due to the impact of the extensive renovation of the hotel in 2011. If Frenchman’s Reef was included, our preliminary estimated second quarter 2012 RevPAR would be $139.98, which would represent a 6.5 percent increase over the comparable period of 2011.

•	Adjusted EBITDA: We expect our Adjusted EBITDA to be between $47.5 million and $48.5 million, compared to Adjusted EBITDA of $41.1 million in the second fiscal quarter of 2011.

Increase in Authorized Shares of Common Stock

On July 9, 2012, we amended our charter to increase the number of shares of common stock that we are authorized to issue from 200,000,000 to 400,000,000.

Dividend Declaration

On May 2, 2012, our Board of Directors declared a quarterly dividend of $0.08 per share to stockholders of record as of May 15, 2012, which was paid on May 29, 2012.

Acquisition Pipeline

We have access to and are actively pursuing a pipeline of potential acquisitions consistent with our investment strategy. As of the date of this prospectus supplement, we have identified and are in various stages of either reviewing, bidding on and/or negotiating several potential hotel acquisition opportunities. We cannot assure you that we will acquire any of the hotel properties that we are currently in the process of reviewing, bidding on and/or negotiating to acquire or predict the timing of any such acquisitions.

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance or the operating performance of the Acquisition Portfolio: (1) EBITDA and (2) Adjusted EBITDA.

Earnings before interest, income taxes, depreciation or amortization, or EBITDA, represents net income (loss) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions. By excluding interest expense, EBITDA measures our financial performance irrespective of our capital structure or how we finance our properties and operations. By excluding depreciation and amortization expense, which can vary from hotel to hotel based on a variety of factors unrelated to the hotels’ financial performance, we can more accurately assess the financial performance of our hotels. Under U.S. generally accepted accounting principles, or GAAP, hotels are recorded at historical cost at the time of acquisition and are depreciated on a straight-line basis. By excluding depreciation and amortization, we believe EBITDA provides a basis for measuring the financial performance of hotels unrelated to historical cost. However, because EBITDA excludes depreciation and amortization, it does not measure the capital we require to maintain or preserve our fixed assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest we pay on outstanding debt nor does it show trends in interest costs due to changes in our borrowings or changes in interest rates. EBITDA, as calculated by us, may not be comparable to EBITDA reported by other companies that do not define EBITDA exactly as we define the term. Because we use EBITDA to evaluate our financial performance, we reconcile it to net income (loss) which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

We also evaluate our performance by reviewing Adjusted EBITDA because we believe that the exclusion of certain additional recurring and non-recurring items described below provide useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•	Non-Cash Amortization of Unfavorable Contract Liabilities: We exclude of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of our company.

•	Cumulative effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect our actual performance for that period.

•	Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels.

•	Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. In addition, we believe that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.

•	Gains or Losses on Dispositions: We exclude the effect of gains or losses on dispositions from EBITDA because we believe that including them is not consistent with reflecting the ongoing performance of our remaining hotels.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe that including these costs in EBITDA is not consistent with the underlying performance of our hotels.

•	Allerton Loan: In 2011, we included cash payments received on our senior loan secured by the Allerton Hotel in Adjusted EBITDA. GAAP requires us to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. Beginning in 2012, due to the uncertainty of the timing of the bankruptcy resolution, we exclude both cash interest payments received from the borrower and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA. We have not adjusted our 2011 Adjusted EBITDA calculation to reflect this change in presentation.

•	Other Non-Cash and /or Unusual Items: We exclude the effect of certain non-cash and/or unusual items because we believe that including these costs in EBITDA is not consistent with the underlying performance of our company. During the second fiscal quarter ended June 17, 2011, we accrued for the net repayment of key money to Hilton in conjunction with entering into a termination agreement for the Conrad Chicago. We excluded this unusual cost from EBITDA because we believe that including it would not be consistent with reflecting the ongoing performance of our hotels.

Acquisition Portfolio:

	Five Months Ended May 31, 2012 (in 000’s) (unaudited)
	Hilton Boston	Westin Washington D.C.	Westin San Diego	Hilton Burlington	Total
Net loss	$(1,458)	$(1,322)	$(883)	$(602)	$(4,265)
Interest expense	3,065	3,708	2,804	950	10,527
Income tax expense	—	—	—	—	—
Depreciation and amortization	1,444	1,773	1,400	820	5,437
EBITDA	$3,051	$4,159	$3,321	$1,168	$11,699

	Five Months Ended May 31, 2011 (in 000’s) (unaudited)
	Hilton Boston	Westin Washington D.C.	Westin San Diego	Hilton Burlington	Total
Net income (loss)	$902	$1,776	$1,406	$(581)	$3,503
Interest expense	635	709	663	261	2,268
Income tax expense	—	—	—	—	—
Depreciation and amortization	1,416	1,757	1,367	793	5,333
EBITDA	$2,953	$4,242	$3,436	$473	$11,104

	Year Ended December 31, 2011 (in 000’s) (unaudited)
	Hilton Boston	Westin Washington D.C.	Westin San Diego	Hilton Burlington	Total
Net income (loss)	$1,675	$1,754	$356	$(1,950)	$1,835
Interest expense	4,450	4,450	4,450	4,450	17,800
Income tax expense	—	—	—	—	—
Depreciation and amortization	3,434	4,224	3,308	1,912	12,878
EBITDA	$9,559	$10,428	$8,114	$4,412	$32,513

	Historical for the Year Ended December 31, 2011 (in 000’s)	Forecast for the Year Ending December 31, 2012 (in 000’s)
		Low End	High End
Net income	$1,835	$19,000	$21,000
Interest expense	17,800	—	—
Income tax expense	—	—	1,000
Depreciation and amortization	12,878	13,000	14,000
EBITDA	$32,513	$32,000	$36,000

DiamondRock Hospitality Company:

	Preliminary Estimates for Fiscal Quarter Ended June 15, 2012 (in 000’s) (unaudited)		Historical Fiscal Quarter Ended June 17, 2011 (in 000’s) (unaudited)
	Low End	High End
Net income (loss)	$9,700	$10,700	$(556)
Interest expense	12,500	12,500	12,340
Income tax expense	1,000	1,200	3,088
Depreciation and amortization	20,600	20,400	21,682
EBITDA	$43,800	$44,800	$36,554

	Preliminary Estimates for Fiscal Quarter Ended June 15, 2012 (in 000’s) (unaudited)		Historical Fiscal Quarter Ended June 17, 2011 (in 000’s) (unaudited)
	Low End	High End
EBITDA	$43,800	$44,800	$36,554
Acquisition costs	2,000	2,000	1,904
Non-cash ground rent	1,500	1,500	1,655
Allerton legal fees	600	600	—
Non-cash amortization of favorable and unfavorable contract liabilities	(400)	(400)	(426)
Mortgage loan cash payments	—	—	505
Accrual for net key money repayment	—	—	864
Adjusted EBITDA	$47,500	$48,500	$41,056

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors and other information contained in this prospectus supplement and the accompanying prospectus, as well as the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein, and the other information contained in, or incorporated by reference into, this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Exchange Act before acquiring any of our common stock.

We may fail to complete the Portfolio Acquisition on a timely basis or at all.

We expect to complete this offering prior to the completion of the Portfolio Acquisition. Although we expect to complete the Portfolio Acquisition in July 2012, the completion of the Portfolio Acquisition is subject to customary closing conditions and there is no assurance that we or the Sellers will fulfill such closing conditions or that the Portfolio Acquisition will be completed on the anticipated schedule or at all.

If we are unable to complete the Portfolio Acquisition, we will have no designated use for the net proceeds from this offering, which could result in significant dilution to you and our existing stockholders and delays securing attractive alternative investments and may cause our future operating results to fall short of expectations.

We intend to use the net proceeds from this offering to fund a portion of the purchase price in connection with the Portfolio Acquisition. If we are unable to complete the Portfolio Acquisition, we will have no designated use for the net proceeds from this offering, which could result in significant dilution to you and our existing stockholders. There can be no assurances that we will secure attractive alternative investments which may cause our future operating results to fall short of expectations. Any delays in securing attractive alternative investments could also affect our ability to make distributions to our stockholders. In addition, you will be unable to evaluate in advance the manner in which we invest the net proceeds or the economic merits of the hotels we may ultimately acquire with the net proceeds.

If we do not complete the Portfolio Acquisition, we will have incurred substantial expenses without our stockholders realizing the expected benefits.

If we are unable to complete the Portfolio Acquisition, we will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the Portfolio Acquisition without our stockholders realizing the anticipated benefits. We cannot assure you that we will acquire the Acquisition Portfolio because the proposed Portfolio Acquisition is subject to a variety of factors, including the satisfaction of customary closing conditions.

If we are unable to complete the Portfolio Acquisition, we may lose a $50 million initial deposit we made upon execution of the purchase agreement.

We made a $50 million initial deposit upon execution of the purchase agreement that is non-refundable except in the case of a material default by the Sellers or the Sellers’ failure to satisfy a closing condition. The purchase agreement also provides that we must acquire all four of the hotels in the Acquisition Portfolio. If we are unable to complete the Portfolio Acquisition, we may lose the initial deposit without our stockholders realizing the expected benefits.

Our forecasts with respect to the operating statistics and financial results of the Acquisition Portfolio for the fiscal year ending 2012 rely in large part upon assumptions and analyses we developed. If these assumptions and analyses prove to be incorrect, actual results could vary significantly from our forecasts. If any of the hotels in the Acquisition Portfolio do not perform to the level of our forecasts in 2012, it could have a material adverse effect on the market price of our common stock.

Our forecasts with respect to the performance of the hotels in the Acquisition Portfolio in 2012 rely in large part upon assumptions and analyses we developed based on our due diligence review and on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we consider appropriate under the circumstances, including the unaudited historical operating and financial results for the five months ended May 31, 2012 and information received from the Sellers. The historical operating results for the hotels comprising the Acquisition Portfolio (both individually and on a consolidated basis) on which our forecast is based are derived from property-level operations and accounting records and have not been subject to the standard quarterly review procedures of an independent registered public accounting firm, and as such, these results may be subject to normal and recurring adjustments that arise during such a review. Whether actual future results and developments will be consistent with our expectations as set forth in the section of this prospectus supplement entitled “Our Company — Recent Developments — Acquisition Portfolio — Historical Operating Results and Forecast” depends on a number of factors, including but not limited to:

•	general economic conditions and economic conditions affecting real estate and, in particular, the lodging industry;

•	conditions and developments in the markets in which the hotels in the Acquisition Portfolio are located;

•	the performance of our property managers in managing the hotels in the Acquisition Portfolio;

•	our ability to integrate the hotels in the Acquisition Portfolio into our existing portfolio;

•	the absence of any adverse developments at the hotels in the Acquisition Portfolio, including natural disasters or environmental issues;

•	competition with other hotels; and

•	the factors included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, in the section entitled “Risk Factors” in this prospectus supplement and in our other reports we file from time to time with the SEC and incorporate by reference in this prospectus supplement.

Many of the factors described above are beyond our control. Forecasts of future operating and financial performance are necessarily speculative, and it is likely that one or more of the assumptions that are the basis of these forecasts will not come to fruition. Accordingly, we believe the actual operating statistics and financial results of the hotels comprising the portfolio could differ, perhaps materially, from what we forecast in this prospectus supplement under the heading entitled “Our Company — Recent Developments — Acquisition Portfolio — Historical Operating Results and Forecast.” Consequently, there can be no assurance that the performance of the hotels in the Acquisition Portfolio will achieve the results set forth in our forecasts. The failure of any of the hotels in the Acquisition Portfolio to perform as projected or the occurrence of unanticipated events or uncertainties could materially adversely affect the market price of our common stock.

There are material limitations in estimating our results for prior periods before the completion of our and our auditors’ normal review procedures for such periods.

The preliminary estimated results set forth in this prospectus supplement under the heading “Our Company — Recent Developments — Second Quarter Preliminary Results” are not a comprehensive statement of our financial results for our second fiscal quarter of 2012 and have not been reviewed or audited by our independent registered public accounting firm. Our consolidated financial statements for the second fiscal quarter of 2012 will not be available until after this offering is completed, and, consequently, will not be available to you prior to investing in this offering. The final financial results for the second fiscal quarter of 2012 may vary from our expectations and may be materially different from the preliminary financial estimates we have provided due to completion of quarterly closing procedures, reviewing adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. Accordingly, investors should not place undue reliance on such financial information.

We intend to make significant capital expenditures for each hotel in the Acquisition Portfolio and the performance of these hotels is dependent on the successful completion of the capital expenditure program developed for each hotel.

We expect to invest approximately $56 million over the next 60 months in the hotels in the Acquisition Portfolio including approximately $30 million to $35 million in the first two years of our ownership. The capital expenditure programs developed for each hotel are comprehensive and no assurance can be given that they will be completed on time or on budget or at all. If the programs are not completed successfully, it could have an impact on the expected performance of these hotels. Further, the franchisors (Hilton and Starwood) have required as a condition to consenting to the transfer of the franchise agreements to our subsidiaries that property improvement plans be undertaken for each of these hotels. If these plans are not completed timely, or at all, with respect to one or more of these hotels, then we may be in default under the franchise agreement for such hotel or hotels and subject to termination of the franchise agreement and liquidated damages. Further, while these capital expenditure programs are being implemented at these hotels, guest rooms and certain public spaces may be out of service, which could have a material impact on the financial performance of the hotels and us.

Our hotels generally, and the hotels in the Acquisition Portfolio specifically, are operated under franchise agreements and we are subject to the risks associated with the franchise brand and the costs associated with maintaining the franchise license.

The properties that we anticipate to acquire will operate under franchise agreements. The maintenance of the franchise licenses for branded hotel properties is subject to the franchisors’ operating standards and other terms and conditions set forth in the applicable franchise agreement. Franchisors periodically inspect hotel properties to ensure that we and our lessees and management companies follow their standards. Failure by us, one of our taxable REIT subsidiary lessees or one of our third-party management companies to maintain these standards or other terms and conditions of the franchise agreement could result in us being in default and the franchise agreement being terminated. If a franchise agreement is terminated for failure to comply with its terms, including the maintenance of brand standards, we may be liable to the franchisor for a termination payment. We also face the risk of termination of the franchise agreement if we do not make franchisor-required capital expenditures under the franchise agreements.

Each of the franchise agreements with respect to the hotels in the Acquisition Portfolio imposes significant liquidated damages upon termination of the franchise agreement, in particular for the Westin Washington, D.C. and the Westin San Diego. In the case of these franchise agreements, if we are in default under the franchise agreement and the franchisor exercises its right to terminate the franchise agreement, we would be required to pay liquidated damages equal to the monthly average of the franchise fees and marketing fees payable over the previous 12 months multiplied by the number of months remaining in the term of the franchise agreement. Each of the franchise agreements for the Westin Washington, D.C. and the Westin San Diego terminates in 2027. In addition to the payment of liquidated damages, if a franchisor terminates the franchise agreement, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations and the underlying value of the hotel property because of the loss of associated name recognition, marketing support and centralized reservation system provided by the franchisor and could adversely affect our revenues. This loss of revenue could in turn adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

We intend to incur additional indebtedness to complete the Portfolio Acquisition, which may have a material adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders.

We intend to finance the Portfolio Acquisition, including the related costs and expenses, with the net proceeds of this offering, $100 million of available corporate cash, approximately $120 million in borrowings under our $200 million senior unsecured credit facility and $75 million in the form of the Stock Consideration.

As of June 15, 2012, on a pro forma basis after giving effect to the Portfolio Acquisition, we would have had total outstanding indebtedness of approximately $1.02 billion, including approximately $290 million of floating rate indebtedness, and approximately $80 million available to us for borrowing under our senior unsecured credit facility.

Additional indebtedness may have a material adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders.

Future issuances or sales of our common stock, including the anticipated issuance of shares to the Holder and any subsequent resale of the shares, may depress the market price of our common stock and have a dilutive effect on our existing stockholders, including purchasers in this offering.

We cannot predict whether future issuances of our common stock or the availability of shares for resale in the open market may depress the market price of our common stock. Future issuances or sales of a substantial number of shares of our common stock in the public market, including the anticipated issuance of shares of our common stock to the Holder in the Portfolio Acquisition and any subsequent resale of such shares by the Holder, or the issuance of our common stock in connection with property, portfolio or business acquisitions, or the perception that such issuances or sales might occur, may cause the market price of our shares to decline. In addition, future issuances of our common stock, including the anticipated issuance of shares of our common stock to the Holder as part of the Portfolio Acquisition, may be dilutive to existing stockholders.

In connection with the issuance of shares of our common stock to the Holder in the Portfolio Acquisition, we will enter into the Registration Rights Agreement with the Holder pursuant to which the Holder will agree that during the lock-up period, it will not sell, dispose or otherwise transfer the Stock Consideration, subject to certain exceptions. Pursuant to the Registration Rights Agreement, we may waive the lock-up restrictions in our sole discretion with respect to all or any portion of the shares of common stock subject to the lock-up agreement; provided, however, that we have agreed with the underwriter of this offering that we will not waive the lock-up restrictions at any time during which we or our directors and officers are subject to a lock-up agreement with respect to this offering. When the restrictions under the Registration Rights Agreement end, the shares of our common stock issued as the Stock Consideration will be available for sale into the market. Pursuant to the Registration Rights Agreement, we have granted the Holder certain registration rights, including a requirement to use our best efforts to file a “shelf” registration statement covering the Holder’s resale of all such shares of our common stock.

The market price and trading volume of our common stock may be volatile.

The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at the public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect the market price of our common stock or result in fluctuations in the market price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us, the real estate industry or the lodging industry;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional equity or debt we may issue or incur in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented or incorporated by reference in this prospectus supplement; and

•	general U.S. and worldwide market and economic conditions.

THE OFFERING

Issuer	DiamondRock Hospitality Company
Common Stock Offered by Us	20,000,000 shares(1)
Common Stock to be Outstanding after this Offering	187,930,396 shares(1)(2)
NYSE Symbol	DRH
Use of Proceeds
We expect to contribute the net proceeds from the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus to our operating partnership. Our operating partnership subsequently intends to use the net proceeds from this offering to fund a portion of the Cash Consideration in connection with the Portfolio Acquisition. The closing of the Portfolio Acquisition is expected to take place in July 2012. There can be no assurance that we will complete the Portfolio Acquisition on the anticipated schedule or at all.

In the event that we do not complete the Portfolio Acquisition, we plan to use the net proceeds from this offering for general corporate purposes, including funding potential future hotel acquisitions and repayment of indebtedness, or a combination of the foregoing. See “Use of Proceeds” and “Risk Factors.”

Risk Factors
An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, page 1 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

(1)	Excludes 3,000,000 shares issuable upon exercise of the underwriter’s option to purchase additional shares.

(2)	Includes 167,930,396 shares of common stock outstanding as of July 9, 2012. Excludes 692,549 unvested restricted shares of our common stock issued to our executive officers and other employees pursuant to our equity incentive plan, 266,036 shares issuable pursuant to unvested market stock units issued to our executive officers pursuant to our equity incentive plan, 4,759,419 shares available for future issuance under our equity incentive plan, 52,950 vested deferred common stock units outstanding as of July 9, 2012 issued pursuant to our equity incentive plan to our non-employee directors and the shares of our common stock to be issued to the Holder as the Stock Consideration upon the completion of the Portfolio Acquisition.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $200.1 million after deducting underwriting discounts and approximately $0.5 million of estimated expenses payable by us (or approximately $230.2 million if the underwriter exercises its option to purchase additional shares in full). We expect to contribute the net proceeds from the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus to our operating partnership. Our operating partnership subsequently intends to use the net proceeds from this offering to fund a portion of the Cash Consideration in connection with the Portfolio Acquisition, and the remainder, if any, for general corporate purposes, including the repayment of indebtedness.

We expect that the remainder of the financing for the Cash Consideration for the Portfolio Acquisition, including the related costs and expenses, will be funded with a combination of available cash and additional borrowings under our senior unsecured credit facility. The closing of the Portfolio Acquisition is expected to take place in July 2012. See “Our Company — Recent Developments — Agreement to Acquire a Portfolio of Four Hotels.”

Prior to the full investment of the net proceeds, we intend to invest the net proceeds in a manner consistent with our intention to maintain our qualification as a REIT. Such investments may include, for example, government and government agency certificates, interest-bearing bank deposits and mortgage loan participations. These initial investments are expected to provide a lower net return than we will seek to achieve from future acquisitions. In the event the underwriter exercises any or all of its option to purchase additional shares, we expect to use the additional net proceeds for general corporate purposes, which may include investment in hotel properties and other assets consistent with our investment policies and repayment of debt.

In the event that we do not complete the Portfolio Acquisition, we plan to use the net proceeds from this offering for general corporate purposes, including funding future hotel acquisitions and the repayment of debt, or a combination of the foregoing. There can be no assurance that we will complete the Portfolio Acquisition on the anticipated schedule or at all. See “Risk Factors.”

SUPPLEMENT TO FEDERAL INCOME TAX CONSIDERATIONS

The following summary outlines certain U.S. federal income tax considerations relating to an investment in our common stock, including the federal income tax consequences under current law that are likely to be material to a purchaser of our common stock in this offering who is a “U.S. stockholder” (as hereinafter defined) and who will hold its shares as a capital asset. This summary does not contain a complete discussion of the federal tax aspects of the investment that may be important to you. Moreover, it does not address any foreign, state or local tax consequences of an investment in our common stock. The provisions of the Internal Revenue Code of 1986, as amended, or the Code, concerning the federal income tax treatment of a REIT and its stockholders are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning. The discussion below assumes that you will hold our common stock as a capital asset. We do not address the federal income tax consequences that may be relevant to stockholders subject to special treatment under the Code, including, without limitation, insurance companies, regulated investment companies, financial institutions, broker-dealers, tax-exempt or non-U.S. investors (except as specifically discussed below), foreign governments, stockholders that hold our stock as a hedge, part of a straddle, conversion transaction, or other arrangement involving more than one position, or through a partnership or other pass-through entity, or U.S. expatriates.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions and administrative rulings and practice, all in effect as of the date of this prospectus supplement, and should not be construed as legal advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the Internal Revenue Service, or IRS, regarding any of the federal income tax issues discussed in this prospectus supplement, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. Prospective purchasers of our stock are urged to consult their own tax advisors prior to any investment in our common stock concerning the potential federal, state, local and foreign tax consequences of the investment with specific reference to their own tax situations. This summary supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT described in the accompanying prospectus under the title “Federal Income Tax Considerations Related to Our REIT Election.”

Investments in Certain Debt Instruments

We may, from time to time, opportunistically invest in non-performing or distressed debt secured by real estate assets with a view to subsequently taking control of the properties. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test applicable to REITs to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. See “Federal Income Tax Considerations Related to Our REIT Election — Qualification as a REIT — Income Tests” in the accompanying prospectus for a discussion of the gross income tests applicable to REITs. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire, or agreed to modify in a manner that is treated as an acquisition for U.S. federal income tax purposes, the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, under IRS guidance we do not need to redetermine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower.

In addition, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire, or agree to modify in a manner that is treated as an acquisition for U.S. federal income tax purposes, the mortgage loan, then a portion of such loan may not be a qualifying real estate asset for purposes of the 75% asset test applicable to REITs. See “Federal Income Tax Considerations Related to Our REIT Election — Qualification as a REIT — Asset Tests” in the accompanying prospectus for a discussion of the asset tests applicable to REITs. However, under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset for purposes the 75% asset test if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan on the date we agreed to acquire the loan, as described in the preceding paragraph, and the fair market value of the loan. In addition to being a nonqualifying asset for purposes of the 75% asset test, the nonqualifying portion may be treated as a security for purposes of the 25% securities test, the 5% value test, and the 10% value test described in “Federal Income Tax Considerations Related to Our REIT Election — Qualification as a REIT — Asset Tests” in the accompanying prospectus.

The application of the REIT provisions of the Code to mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in IRS Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest income derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in Revenue Procedure 2003-65, such loans may not be real estate assets and the interest income derived therefrom may not be qualifying income for purposes of the 75% gross income test, which could adversely affect our REIT qualification if we acquired such loans. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

Investments in Entities Intended to Qualify as REITs

For purposes of the discussion in “Federal Income Tax Considerations Related to Our REIT Election —Qualification as a REIT — Asset Tests,” the term “real estate assets” includes investments in stocks of other REITs. We may hold one or more of our properties through subsidiaries of our operating partnership that are intended to qualify as REITs. However, if any such subsidiary failed to qualify as a REIT, such failure could adversely impact our ability to qualify as a REIT.

Taxation of U.S. Stockholders Holding Common Stock

The term “U.S. stockholder” means an investor that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code. In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code.

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, dividends to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains if the U.S. stockholder satisfies certain holding period requirements, we designate the dividends as qualified dividend income and the dividends are attributable to (i) qualified dividend income we receive from other corporations, such as Bloodstone TRS, Inc. and potentially certain other taxable REIT subsidiaries, during the taxable year, or (ii) our undistributed earnings or built-in gains taxed at the corporate level during the preceding taxable year. The preferential treatment of qualified dividend income is applicable for taxable years beginning on or before December 31, 2012, unless extended by Congress. We do not anticipate distributing a significant amount of qualified dividend income.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its shares, the distribution will be taxable as capital gain realized from the sale of such shares.

Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of such portion of our undistributed long-term capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.

Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses

Our distributions and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our distributions (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for federal income tax purposes. U.S. stockholders may not include on their own federal income tax returns any of our tax losses.

Sale or Disposition of Shares

In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a stockholder that is not a dealer in securities will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the disposition.

Medicare Tax on Unearned Income

For taxable years beginning after December 31, 2012, a U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) his or her “net investment income” for the relevant taxable year or (2) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. stockholder that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.

Unrelated Business Taxable Income

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its own tax advisors with regard to UBTI and the suitability of the investment in our shares.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our shares held as capital assets generally will not constitute UBTI unless the exempt organization’s shares are debt-financed property (e.g., the stockholder has borrowed to acquire or carry its shares). This general rule may not apply, however, to distributions to certain pension trusts that are qualified trusts (as defined below) and that hold more than 10% (by value) of our shares. For these purposes, a qualified trust is defined as any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. If we are treated as a “pension-held REIT,” such qualified trusts will be required to treat a percentage of their dividends received from us as UBTI if we incur UBTI. We will be treated as a pension-held REIT if (i) we would fail the requirement that, during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”) if qualified trusts were treated as “individuals” for purposes of the 5/50 Test and (ii) we are “predominantly held” by qualified trusts. Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A qualified trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, shares held by it are treated as owned proportionately by its beneficiaries. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock.

In the event we are a pension-held REIT, a qualified trust owning 10% or more of our shares should expect to recognize UBTI as a result of its investment, and we cannot assure you that we will never be treated as a pension-held REIT. The percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. Our gross UBTI for these purposes would include the rent we receive from Bloodstone TRS, Inc. and, therefore, could be substantial.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

Information Reporting Requirements and Backup Withholding Tax

We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.

Taxation of Non-U.S. Stockholders Holding Common Stock

The rules governing U.S. federal income taxation of beneficial owners of our common stock who are not U.S. stockholders or entities treated as partnerships for federal income tax purposes, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. stockholders”), are complex. This section is only a summary of such rules. We urge prospective non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates (in the same manner as U.S. stockholders are taxed on distributions) and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-U.S. stockholder generally will not incur tax on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. stockholder’s common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. However, a non-U.S. stockholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S.

stockholder may file a U.S. federal income tax return and obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%, unless we conclude that an exemption applies.

Subject to the exception discussed below for 5% or smaller holders of classes of stock that are regularly-traded on an established securities market located in the United States, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. The term “United States real property interests” includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We generally must withhold 35% of any distribution subject to these rules that we could designate as a capital gain distribution (“35% FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder that owns no more than 5% of our common stock at all times during the one-year period ending on the date of a distribution will not be subject to 35% FIRPTA Withholding with respect to such distribution that is attributable to gain from our sale or exchange of United States real property interests, provided that our common stock continues to be regularly traded on an established securities market located in the United States. Instead, any such distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each distribution (unless reduced by treaty).

Dispositions

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. A non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock if we are a “domestically controlled qualified investment entity,” which means that, during the five-year period ending on the date of the distribution or disposition, non-U.S. stockholders held, directly or indirectly, less than 50% in value of our shares and we qualified as a REIT. We cannot assure you that we are or will be in the future a domestically controlled qualified investment entity. Alternatively, the gain from a sale of our common stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our common stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the New York Stock Exchange, and (ii) the non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at all times during a specified testing period. Since the completion of our initial public offering, we believe our common stock has been regularly traded on an established securities market. Accordingly, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, or has owned during the applicable testing period, actually or constructively, more than 5% of our common stock provided that our common stock continues to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (i) disposes of an interest in our common stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 5% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will generally incur a 30% tax on his or her net U.S. source capital gains.

Purchasers of our stock from a non-U.S. stockholder generally will be required to withhold and remit to the IRS 10% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market (subject to certain limits if the shares sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. stockholder may receive a credit against its tax liability for the amount withheld.

Additional U.S. Federal Income Tax Withholding Rules

Additional U.S. federal income tax withholding rules are expected to apply to certain payments made to foreign financial institutions and certain other non-U.S. entities beginning in 2014. According to IRS guidance, in general, a withholding tax of 30% would apply to dividends paid after December 31, 2013 and to the gross proceeds of a disposition of our stock paid after December 31, 2014 to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of these rules with respect to their investment in our common stock, as well as the status of any related federal regulations.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income, and certain other tax rate provisions described herein. The impact of these reversions generally is not discussed herein. Prospective shareholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Legislative or other actions affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common stock.

UNDERWRITING

We and the underwriter named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated in the following table.

Underwriter	Number of Shares
Goldman, Sachs & Co.	20,000,000

The underwriter is committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions in the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

The underwriter has an option to buy up to an additional 3,000,000 shares from us to cover sales by the underwriter of a greater number of shares than the total number set forth in the table above. The underwriter may exercise that option for 30 days.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriter by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 3,000,000 additional shares.

	No Exercise	Full Exercise
Per Share	$0.05	$0.05
Total	$1,000,000	$1,150,000

After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We and each of our directors and executive officers have agreed not to sell or transfer any common stock, with limited exceptions, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and each of our directors and executive officers have agreed, subject to certain exceptions, not to, directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; or

•	file with the SEC a registration statement under the Securities Act relating to any additional shares of common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. The lock-up applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

In the event that we notify the underwriter in writing that we do not intend to proceed with this offering, if the underwriting agreement does not become effective, or if the underwriting agreement is terminated prior to payment for and delivery of our common stock, the lock-up provisions will be released.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriter’s option described above may be exercised. The underwriter may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement and the accompanying prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be the underwriter or will be identified in a post-effective amendment.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $500,000.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. An affiliate of the underwriter in this offering acts as lender and/or agent under our credit facility. In addition, the underwriter served as a financial advisor to us in connection with the Portfolio Acquisition, for which it will receive customary fees and commissions upon closing of the Portfolio Acquisition. As a result, affiliates of the underwriter and its affiliates may receive a portion of the proceeds from this offering.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of our assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP and for the underwriter by Hunton & Williams LLP.

EXPERTS

The consolidated financial statements and schedules of DiamondRock Hospitality Company as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 and management’s assessment of internal control over financial reporting as of December 31, 2011 have been incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus are a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filing number is 001-32514. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at www.drhc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or documents we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-161298), of which this prospectus supplement and accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the shares of our common stock registered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock offered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement or accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement, and the information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 29, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 23, 2012 filed with the SEC on April 30, 2012;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 16, 2012;

•	our Current Reports on Form 8-K filed on July 9, 2012 and April 26, 2012, Items 2.01 and 9.01 of our Current Report on Form 8-K filed on March 26, 2012 and Item 2.03 of our Current Report on Form 8-K filed on March 12, 2012;

•	The description of our common stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A filed on May 25, 2005, including any amendment or report filed for the purpose of updating such description (file number 001-32514); and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the shares of common stock in this offering; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of these documents, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing us at the following address or calling us at the telephone number listed below:

DiamondRock Hospitality Company
3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
Attention: Investor Relations
(240) 744-1150

Readers should rely on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Readers should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of the document.

Prospectus

Common Stock, Preferred Stock, Depositary Shares and Warrants

Under this prospectus, we may offer, from time to time, in one or more series or classes, the following securities:

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares representing shares of our preferred stock; and

•	warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock.

We refer to our common stock, preferred stock, depositary shares and warrants collectively as the “securities.”

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. For more detailed information, see “Plan of Distribution” beginning on page 30. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “DRH.”

You should read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in any of these securities.

Investing in our securities involves risks. See “Risk Factors” on page 1 for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 12, 2009

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “we,” “our,” “us” and “our company” refer to DiamondRock Hospitality Company, including, as the context requires, DiamondRock Hospitality Limited Partnership, our operating partnership, as well as our other direct and indirect subsidiaries, including our existing taxable REIT subsidiaries.

OUR COMPANY

We are a lodging focused real estate company. We are committed to maximizing stockholder value through investing in premium full-service hotels and, to a lesser extent, premium urban select-service hotels located throughout the United States. We believe we have been organized and have operated in a manner that allows us to qualify for taxation as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2005.

Our Structure

We were formed as a Maryland corporation in May 2004. We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotel properties are owned by DiamondRock Hospitality Limited Partnership, our operating partnership, limited partnerships, limited liability companies or other subsidiaries of our operating partnership. We are the sole general partner of our operating partnership and currently own, either directly or indirectly, all of the limited partnership units of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with acquisitions of hotel properties. In order for the income from our hotel property investments to constitute “rents from real properties” for purposes of the gross income tests required for REIT qualification, the income we earn cannot be derived from the operation of any of our hotels. Therefore, we lease each of our hotel properties to a wholly-owned subsidiary of Bloodstone TRS, Inc., a taxable REIT subsidiary, or TRS, except for the Frenchman’s Reef & Morning Star Marriott Beach Resort, which is owned by a United States Virgin Islands corporation that we have elected to be treated as a TRS. As a result, we do not utilize a lease structure for that hotel. We refer to these subsidiaries of Bloodstone TRS, Inc. as our TRS lessees. We may form additional TRSs and TRS lessees in the future.

Our Principal Office

Our corporate headquarters is located at 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817. Our telephone number is (240) 744-1150. Our Internet address is http://www.drhc.com. The information found on or accessible through our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or SEC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This prospectus provides you with a general description of the offered securities. Each time we sell any of the offered securities we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the method and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with any additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors in this prospectus and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

The market price of our common shares could be volatile and could decline, resulting in a substantial or complete loss on our common stockholders’ investment.

The market price of our common stock has been highly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated market condition and demographics are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate” or “anticipate” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, market statistics or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	financing risks, including the risk of over leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance existing indebtedness;

•	adverse economic or real estate developments in our markets;

•	national and local economic, business, real estate and other market conditions;

•	the degree and nature of our competition;

•	increased interest rates and operating costs;

•	difficulties in identifying properties to acquire;

•	difficulties in completing acquisitions;

•	availability of and our ability to retain qualified personnel;

•	our failure to maintain our status as a REIT for federal income tax purposes;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	general volatility of the capital markets and the market price of our common stock;

•	environmental uncertainties and risks related to natural disasters;

•	changes in real estate and zoning laws and increases in real property tax rates; and

•	the other risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in our other reports we file from time to time with the SEC.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should carefully consider this risk when you make an investment decision concerning our common stock. Except to the extent required by applicable law, we do not intend and disclaim any obligation to publicly update or revise any forward-looking statement or the “Risk Factors” to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors.”

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. Pending application of cash proceeds, we may use the net proceeds to temporarily reduce borrowings under our revolving credit facility or we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth the ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below (in thousands).

	Quarter Ended June 19, 2009	Year Ended December 31, 2008		Year Ended December 31, 2007		Year Ended December 31, 2006		Year Ended December 31, 2005	Period From May 6, 2004 (Inception) to December 31, 2004
Earnings:
(Loss) Income from Continuing Operations Before Income Taxes	$(862)	$43,533		$68,161		$37,453		$(9,272)	$(3,700)
Fixed Charges	11,792	53,698		54,514		40,168		19,927	860
Amortization of Capitalized Interest	42	166		159		77		7	—
Capitalized Interest	—	(259)		(50)		(604)		(128)	—
Earnings	$10,972	$97,158		$122,784		$77,094		$10,534	$(2,840)
Fixed Charges:
Interest Expense	$11,086	$50,404		$51,445		$36,934		$17,367	$773
Portion of Rent Related to Interest	706	3,035		3,019		2,630		2,432	87
Capitalized Interest	—	259		50		604		128	—
Fixed Charges	11,792	53,698		54,514		40,168		19,927	860
Preferred Stock Dividends	—	—		—		—		—	—
Combined Fixed Charges	$11,792	$53,698		$54,514		$40,168		$19,927	$860
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	—	1.8	X	2.3	X	1.9	X	—	—
Deficiency	$820	$—		$—		$—		$9,393	$3,700

The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by combined fixed charges and preferred dividends. For purposes of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings have been calculated by adding fixed charges to income (loss) before income taxes, plus amortization of capitalized interest, minus interest capitalized. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of financing costs. Combined fixed charges and preferred dividends consist of fixed charges and preferred dividends paid or accrued for each respective period. However, we have never issued any preferred stock, and therefore we had no preferred dividends during any such period.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which have been previously filed with the SEC. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 200,000,000 shares of common stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share. A majority of our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations. As of August 10, 2009, there were 110,348,122 shares of common stock outstanding and no shares of preferred stock outstanding.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs of our company that might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series of common stock or preferred stock that could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership of Our Capital Stock

To assist us in complying with certain federal requirements applicable to REITs, among other purposes, we have adopted certain restrictions related to the ownership and transfer of our stock. See “Restrictions on Ownership and Transfer.” These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares of our stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF COMMON STOCK

The shares of our common stock currently outstanding are listed for trading on the NYSE. We intend to apply to the NYSE to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our preferred stock or upon the exercise of warrants to purchase our common stock. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and the Maryland General Corporate Law, or MGCL.

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will generally not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights, which means they do not have the right to acquire any additional securities that we may issue at a subsequent date. Subject to the provisions of our charter regarding the restrictions on transfer of stock and to the power of our board of directors to create common stock with differing voting rights, shares of our common stock will have equal dividend, liquidation and other rights. Holders of shares of our common stock listed on a national securities exchange or any automated quotation system on which our securities may be listed or traded will not have appraisal rights.

Our charter authorizes our board of directors to reclassify any unissued shares of common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock and our bylaws, copies of which have been previously filed with the SEC. See “Where You Can Find More Information.”

Our board of directors may authorize the issuance of up to 10,000,000 shares of preferred stock from time to time, in one or more classes or series. Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series, as authorized by our board of directors. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. In addition, our board of directors may afford the holders of any class or series of preferred stock, powers and rights, voting or otherwise, senior to the rights of holders of shares of our common stock.

The prospectus supplement relating to the class or series of preferred stock being offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock;

•	preemptive rights, if any;

•	the terms and conditions, if applicable, upon which such preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	any voting rights of such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•	in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Additionally, the prospectus supplement relating to the class or series of preferred stock being offered thereby will describe any listing of such preferred stock on any securities exchange and will provide a discussion of any material United States federal income tax considerations applicable to such preferred stock.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular class or series of preferred stock, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all equity securities ranking junior to such preferred stock;

•	on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock.

Voting Rights

Holders of our preferred stock generally will not have any voting rights, except as otherwise required by law from time to time or as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

Transfer Agent

The registrar and transfer agent for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section outlines some of the provisions of the deposit agreement, the depositary shares and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement (each, a “deposit agreement”) among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to the those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock which has been converted into or exchanged for other securities before the record date for such distribution.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter applicable to owners of our capital stock. See “Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Voting Rights

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares.

The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Conversion Rights

The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of a majority of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of the holders of each series of preferred stock affected by such termination consent to such termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications that we send to the preferred stock depositary with respect to the related preferred stock.

Neither the preferred stock depositary nor our company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of our company and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith, and our company and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement (each, a “warrant agreement”) to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following information, where applicable, regarding the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protections;

•	a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our capital stock sets forth certain general terms and provisions of our charter to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. A copy of our charter is filed with the SEC. Any amendment or supplement to our charter relating to an issuance of securities pursuant to this prospectus shall be filed with the SEC and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information.”

In order for us to qualify for and maintain our status as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year.

In order for us to qualify as a REIT under the Code, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may beneficially own. Our charter provides that, subject to some exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of our common stock or of the value of the aggregate outstanding shares of our capital stock (the “Ownership Limit”), except that certain “look through entities,” such as mutual funds, may beneficially own up to 15% (in value or in number of shares, whichever is more restrictive) of our common stock or of the value of the aggregate outstanding shares of our capital stock (the “Look-Through Ownership Limit”). Our board of directors has waived this ownership limitation for certain investors in the past. Our bylaws provide that our board of directors will exempt any person from the Ownership Limit and the Look-Through Ownership Limit, provided that:

•	such person shall not beneficially own shares of capital stock that would cause an “individual” (within the meaning of Section 542(a)(2) of the Code, but not including a “qualified trust” (as defined in Code Section 856(h)(3)(E)) subject to the look-through rule of Code Section 856(h)(3)(A)(i)) to beneficially own (i) shares of capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of our stock or (ii) in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock;

•	the board of directors obtains such representations, undertakings and agreements from such person as are reasonably necessary to ascertain that such person’s ownership of such shares of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code; and

•	such person agrees that any violation or attempted violation of any of the foregoing restrictions or any such other restrictions that may be imposed by our board of directors will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below).

Any amendment, alteration or repeal of this provision of our bylaws shall be valid only if approved by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally in the election of directors.

Our charter also prohibits any person from (a) owning shares of our capital stock if such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code, (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons, (c) owning shares of our capital stock if such ownership would cause any of our income that would otherwise qualify as rents from real property to fail to qualify as such, including as a result of any of our hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules and (d) owning shares of our capital stock if such ownership would result in our failing to qualify as a REIT for federal income tax purposes. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of these restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in the best interests of the company to attempt to qualify, or continue to qualify, as a REIT.

If any transfer of shares of our capital stock or other event occurs which, if effective, would result in any person beneficially or constructively owning shares of our capital stock in excess or in violation of the above transfer or ownership limitations (a “Prohibited Owner”), then that number of shares of our capital stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in our charter) prior to the date of such violative transfer. Shares of stock held in the Trust shall be issued and outstanding shares of our capital stock. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the “Trustee”) shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by us that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the Trust, the Trustee shall sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by us that shares of stock have been transferred to the Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

In addition, shares of our capital stock held in the Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

In addition, until the completion of our initial public offering, at which time our common stock became “publicly-offered securities” for purposes of certain regulations promulgated under ERISA by the U.S. Department of Labor, or the Plan Assets Regulation, our charter limited equity participation by “benefit plan investors” to less than 25% in the aggregate so that such participation in any class of our equity securities by such “benefit plan investors” would not be deemed “significant.” For such purposes, the terms “benefit plan investors” and “significant” are determined by reference to the Plan Assets Regulation. We believe that, under the Plan Assets Regulation, our common stock should be considered “publicly-offered securities” after our initial public offering and therefore this 25% limitation is no longer applicable to our common stock. However, “benefit plan investors” are prohibited from owning any class of our capital stock that does not qualify as “publicly-offered securities.”

All certificates representing shares of common stock and preferred stock, if any, will bear a legend referring to the restrictions described above.

Each stockholder shall provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interests of our stockholders.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless otherwise mentioned in the prospectus supplement, the Depository Trust Company will serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

DESCRIPTION OF CERTAIN MATERIAL PROVISIONS
OF MARYLAND LAW, OUR CHARTER AND OUR BYLAWS

The following is a summary of certain provisions of our charter and bylaws and Maryland law, does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which have been previously filed with the SEC. See “Where You Can Find More Information.”

Number, Election and Removal of Directors

Our charter and bylaws provide that the number of directors may be set only by our board of directors, but may never be less than the minimum number required by the MGCL. Our bylaws provide that a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.

We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualified.

The charter provides that a director may be removed with or without cause by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of directors.

Charter Amendments and Extraordinary Corporate Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter generally provides that, if such amendment or action is declared advisable by the board of directors and approved by at least 75% of the continuing directors (as defined in the charter), such amendment or action may be approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. If such amendment or action is declared advisable by the board of directors, but does not receive the continuing director approval referred to above, such amendment or action must be approved by stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Amendment of Bylaws

Our bylaws provide that, with the exception of provisions in our bylaws relating to the business combination and control share provisions of the MGCL and the waiver of the ownership limitations set forth in our charter, which provisions may not be amended without stockholder approval, our board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an “Interested Stockholder”) or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which such Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the Interested Stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. A person is not an Interested Stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an Interested Stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.

Our board of directors has adopted a resolution opting out of the business combination provisions of the MGCL. This resolution provides that any alteration or repeal of the resolution by the board of directors shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. Our bylaws provide that any such alteration or repeal of the resolution will be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control Shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our capital stock. Our board of directors has the exclusive power to amend, alter or repeal this provision of our bylaws. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board and (b) vest in the board the exclusive power to fix the number of directorships. Additionally, our charter provides, under Section 3-802(b) of the MGCL, that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

Advance Notice of Director Nominations and New Business

Our bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws and (b) with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the board of directors may be made only

(i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

If the applicable board resolution is repealed, the business combination provisions and, if the applicable provision in the bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the charter relating to removal of directors and the advance notice provisions of the bylaws, among others, could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF
DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

The following is a summary of the material terms of the agreement of limited partnership of our operating partnership, which we refer to as the Partnership Agreement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Partnership Agreement, a copy of which we have previously filed with the SEC. See “Where You Can Find More Information.” Because, and so long as, we own all of the partnership interests in our operating partnership, we will be able to amend the Partnership Agreement of our operating partnership and we may, from time to time, modify the agreement so that it varies from the description set forth herein.

Management of the Operating Partnership

DiamondRock Hospitality Limited Partnership is a Delaware limited partnership that was formed on May 26, 2004. As sole general partner of the operating partnership, we exercise exclusive and complete responsibility and discretion in our operating partnership’s day-to-day management and control. We can cause our operating partnership to enter into certain major transactions including acquisitions, developments and dispositions of properties and refinancings of existing indebtedness. Currently, our wholly-owned subsidiary, DiamondRock Hospitality, LLC is the only limited partner of our operating partnership. Generally, limited partners may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the Partnership Agreement and as required by applicable law. Certain restrictions under the Partnership Agreement restrict our ability to engage in a business combination as more fully described in “— Extraordinary Transactions” below.

In the event of any conflict in the duties owed by us to our stockholders under applicable law and the fiduciary duties owed by us, as general partner of our operating partnership, to the limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners or being liable for any resulting breach of our duties to the limited partners.

The Partnership Agreement provides that our operating partnership is empowered to do any and all acts and things for the furtherance and accomplishment of our business, including all activities pertaining to the acquisition and operation of our properties, provided that our operating partnership shall not take, and will refrain from taking, any action which, in our judgment could adversely affect our ability to qualify as a REIT.

Removal of the General Partners; Transfer of the General Partner’s Interest

The Partnership Agreement provides that the limited partners may not remove us as general partner of the operating partnership. We may not transfer any of our interests as a general or limited partner in the operating partnership except (i) in connection with certain extraordinary transactions as described below; (ii) if the limited partners holding more than 50% of the units held by limited partners (other than limited partnership units held by us) consent to such transfer; or (iii) to certain of our affiliates.

Amendments of the Partnership Agreement

Amendments to the Partnership Agreement may only be proposed by us as general partner. Generally, the Partnership Agreement may be amended with our approval and the approval of the limited partners holding a majority of all outstanding limited partner units (including limited partner units held by us). Certain amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner in a manner adverse to such limited partner, alter the rights of a partner to receive distributions or allocations, alter or modify the redemption right of a partner in a manner adverse to such partner, or cause the termination of the partnership prior to the time set forth in the Partnership Agreement must be approved by each partner that would be adversely affected by such amendment.

Notwithstanding the foregoing, we will have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to:

•	add to our obligations or surrender any right or power granted to us or any of our affiliates for the benefit of the limited partners;

•	reflect the admission, substitution, termination or withdrawal of partners in accordance with the Partnership Agreement;

•	set forth and reflect in the Partnership Agreement the designations, rights, powers, duties and preferences of the holders of any additional partnership units issued pursuant to the Partnership Agreement;

•	reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement; or

•	satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

Certain provisions affecting our rights and duties as general partner (e.g., restrictions relating to certain extraordinary transactions involving us or the operating partnership) may not be amended without the approval of a majority of the limited partnership units (excluding limited partnership units held by us).

Redemption Rights

Under the current partnership agreement, limited partners have the right, commencing on or after the first anniversary of the issuance of the units to the limited partners, to require our operating partnership to redeem all or a portion of their units for cash or, at our option, shares of common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. The cash redemption amount per unit is based on the market price of our common stock at the time of redemption. We presently anticipate that we would elect to issue shares of our common stock in exchange for units in connection with each redemption request, rather than having our operating partnership redeem the units for cash. With each redemption or exchange, we would increase our percentage ownership interest in our operating partnership. Limited partners who hold units may exercise this redemption right from time to time, in whole or in part, subject to certain limitations, unless delivery of shares of common stock to a limited partner pursuant to the redemption right would be prohibited by our charter or prohibited by federal or state securities laws or regulations. At this time, no limited partnership units have been issued (other than to us), and that we may issue limited partnership units with rights, preferences and privileges different from those described in this paragraph or in this registration statement of which this prospectus is a part.

Issuance of Additional Units, Common Stock or Convertible Securities

As sole general partner, we have the ability to cause our operating partnership to issue additional partnership units to the partners (including to us). These additional units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, rights, powers and duties as we may determine in our sole and absolute discretion. In addition, we may issue additional shares of our common stock or rights, options, warrants or convertible or exchangeable securities, but only if it causes our operating partnership to issue, to us, partnership units or rights, options, warrants or convertible or exchangeable securities of the operating partnership having designations, preferences and other rights, so that the economic interests of the operating partnership’s units issued are substantially similar to the securities that we have issued. Unless expressly granted by the operating partnership, no limited partner will have preemptive, preferential or similar rights with respect to additional capital contributions to the operating partnership or the issuance or sale of any partnership units.

Tax Matters

As the general partner, we are the tax matters partner of our operating partnership and, as such, have authority to make tax elections under the Code on behalf of our operating partnership.

Extraordinary Transactions

The Partnership Agreement provides that we may not generally engage in any merger, consolidation, or other combination with any other person or sale of all or substantially all of our assets, or any reclassification, recapitalization or change of outstanding shares of our common stock or adopt a plan of liquidation and dissolution (an “extraordinary transaction”) unless the holders of units will receive, or have the opportunity to receive, at least the same consideration per unit as holders of our common stock receive per share of common stock in the transaction. If holders of units will not be treated in this manner in connection with a proposed extraordinary transaction, we cannot engage in such a transaction unless limited partners (other than us) holding more than 50% of the units held by limited partners vote to approve the extraordinary transaction.

We may also engage in an extraordinary transaction without the consent or approval of the limited partners if we engage in a merger, or other combination of assets with another entity and:

•	substantially all of the assets of the surviving entity are held directly or indirectly by the operating partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with the operating partnership;

•	the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•	the limited partners may exchange their units in the surviving partnership for either the same consideration per unit as holders of our common stock receive per share of common stock in the transaction, or if the ultimate controlling person of the surviving partnership has common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Term

The operating partnership will continue in full force and effect until 2104, or until sooner dissolved in accordance with the terms of the Partnership Agreement or as otherwise provided by law.

Exculpation and Indemnification of the General Partner

The Partnership Agreement generally provides that we will incur no liability to the operating partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission unless we acted in bad faith and the act or omission was material to the matter giving rise to the loss or liability. In addition, we are not responsible for any misconduct or negligence on the part of our agents, provided we appointed our agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we may take or omit to take in reliance upon the opinion of such persons, as to matters that we reasonably believe to be within such persons’ professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Partnership Agreement also provides for indemnification of us, our directors and officers, limited partners and such other persons as we may from time to time designate against any losses, claims, damages, judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the preceding unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

INVESTMENT POLICIES

The following is a discussion of our investment policies. These policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. Any change to any of these policies by our board, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our board of directors believes that a change is in our and our stockholders’ best interests. We cannot assure you that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

We are a lodging-focused real estate company that owns premium hotels and resorts, located throughout the United States. We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotels are owned by subsidiaries of our operating partnership. We are the sole general partner of our operating partnership and currently own, either directly or indirectly, all of the limited partnership units of our operating partnership. We seek to invest in assets primarily for current income generation; however, during the current recession, our corporate goals and objectives are focused on preserving and enhancing our liquidity. In general, our primary investment objectives are to:

•	enhance stockholder value over time by generating strong risk-adjusted returns on invested capital;

•	pay distributions to our stockholders, where such distributions do not conflict with our liquidity strategy; and

•	achieve long-term appreciation in the value of our hotel property investments through innovative investment management strategies, such as rebranding, renovating and repositioning our hotels.

There are no limitations on the amount or percentage of our total assets that may be invested in any one hotel property. Additionally, no limits have been set on the concentration of investments in any one location or by brand, type of market or other limits. Furthermore, other than the financial covenants under our corporate credit facility or property-level debt, there are no limitations on the number of mortgages that may be placed on any one piece of property.

Additional criteria with respect to our hotel property investments is described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under the caption “Our Business.”

Investments in Real Estate Mortgages, Structured Financings and Other Lending Policies

We have no current intention of investing in loans secured by properties or making loans to persons. However, we do not have a policy limiting our ability to invest in loans secured by properties or to make loans to other persons. In the future, we may acquire first mortgages on hotel properties and invest in other mortgage-related instruments such as subordinated or mezzanine loans to hotel owners and operators. In addition, we may invest in hotel properties and lease them back to their existing owners. We may also consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We may make loans to joint ventures in which we may participate in the future. However, we do not intend to engage in significant lending activities. Any such lending or financing activities would be subject to restrictions applicable to REITs.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in hotel properties (normally general or limited partnership units in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act of 1940, and we intend to divest securities before any registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR REIT ELECTION

The following summary outlines certain U.S. federal income tax considerations related to our REIT status which we anticipate to be material to holders of our securities. This summary does not attempt to address any aspects of federal income taxation that may be relevant to your ownership of our securities. Instead, the material federal income tax considerations relating to your ownership and sale or other disposition of our securities will be provided in the applicable prospectus supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. Moreover, this summary does not address any foreign, state, or local tax consequences of our election to be taxed as a REIT. The provisions of the Code concerning the federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the Internal Revenue Service, or IRS, regarding any of the federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. Prospective purchasers of our securities are urged to consult their own tax advisors prior to any investment in our securities concerning the potential federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations. Prospective purchasers also are urged to refer to the applicable prospectus supplement for any amendments or changes to this summary.

Except as otherwise noted, references in this discussion of “Federal Income Tax Considerations Related to Our REIT Election” to “we,” “our,” “us” and “our company” refer to DiamondRock Hospitality Company and not our taxable REIT subsidiaries.

Taxation of Our Company

We have elected to be taxed as a REIT starting with the calendar year ended December 31, 2005 and for subsequent taxable years. We decided to be taxed as a C corporation for 2004 and defer the REIT election until 2005. Beginning January 1, 2005, we believe we have qualified as a REIT, and except as otherwise noted, the following discussion assumes that we qualify as a REIT effective January 1, 2005.

In connection with this filing, we will receive an opinion of Goodwin Procter LLP that, commencing with our taxable year ended December 31, 2005, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our current and proposed ownership and operations will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. The opinion of Goodwin Procter LLP will be based on various assumptions and on our representations to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, and our stockholders’ current and future relationships with our hotel management companies, and other matters relating to our ability to qualify as a REIT. The opinion will be expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP will not verify. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the absence of prohibited relationships with our hotel management companies, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. See “— Qualification as a REIT” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. The opinion of Goodwin Procter LLP will be based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our status as a REIT.

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to federal income tax on that portion of our ordinary income or net capital gain that we currently distribute to our stockholders. We expect to make distributions to our stockholders on a regular basis as necessary to avoid material federal income tax and to comply with the REIT requirements. See “— Qualification as a REIT — Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to federal income tax in certain circumstances, including the following:

•	We will be required to pay federal income tax on our undistributed taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax;”

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•	We will be subject to a 100% federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business) unless such property has been held by us for two years (four years if such property was sold before July 30, 2008) and certain other requirements are satisfied or the gain is realized in a TRS;

•	If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “— Qualification as a REIT — Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations;

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “— Qualification as a REIT — Income Tests” and “— Qualification as a REIT — Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

•	Because we were a C corporation for our taxable year ended December 31, 2004, we generally will be subject to a corporate-level tax on a taxable disposition of any appreciated asset we hold as of the effective date of our REIT election, which was January 1, 2005. Specifically, if we dispose of a built-in-gain asset in a taxable transaction prior to tenth anniversary of the effective date of our REIT election, we would be subject to tax at the highest regular corporate rate (currently 35%) on the lesser of the gain recognized and the asset’s built-in-gain;

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, and excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by one of our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS lessee or other TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by our TRS lessees, Bloodstone TRS, Inc. and certain other TRSs will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such federal income taxes will not be substantial. We note that the assets we acquired during 2004 were acquired on or after October 27, 2004, and we do not believe the built-in gain in such assets as of January 1, 2005 was material. Accordingly, we do not expect to be subject to significant corporate tax liabilities if we decide to sell an asset we acquired in 2004 within the 10-year period following the effective date of our REIT election.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for federal income tax purposes and complies with applicable recordkeeping requirements, and (vi) that meets the additional requirements discussed below.

Ownership Tests

Commencing with our second REIT taxable year, which was the calendar year ended December 31, 2006, (i) the beneficial ownership of our common stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of the taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes for the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A qualified trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, shares held by it are treated as owned proportionately by its beneficiaries. However, if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test and (ii) we are “predominantly held” by qualified trusts, we will be treated as a “pension-held REIT.” We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension held REIT, a qualified trust owning 10% or more of our shares should expect to recognize UBTI as a result of its investment. We cannot assure you that we will never be treated as a pension held REIT. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its own tax advisors with regard to UBTI and the suitability of the investment in our stock.

We believe we have issued sufficient common stock to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

1)  First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for the purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on debt secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

2)  Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

For purposes of the 75% and the 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to federal income tax with respect to our excess net income.

Foreclosure property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into after July 30, 2008 (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Prior to July 30, 2008, the rules applicable to hedging transactions were more restrictive. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Foreign Currency Gains. In addition to the Frenchman’s Reef & Morning Star Marriott Beach Resort, we may acquire other properties located outside of the United States in the future, through a taxable REIT subsidiary or otherwise. We do not have any foreign currency gains in connection with our investment in Frenchman’s Reef & Morning Star Marriott Beach Resort. Any foreign currency gains recognized after July 30, 2008, to the extent attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% gross income test, generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

Hotels

Operating revenues from our hotels are not qualifying income for purposes of either the 75% or the 95% gross income test. Accordingly, in order for us to generate qualifying income with respect to our hotel investments under the REIT rules, we must master-lease our hotels. Specifically, our operating partnership has formed a subsidiary, Bloodstone TRS, Inc., that has elected to be treated as our TRS and may, in the future, form other subsidiaries that elect to be treated as our TRSs. Bloodstone TRS, Inc. has formed subsidiaries (each a “TRS lessee”) that master-lease hotels from the operating partnership (or subsidiaries of the operating partnership). We expect to form additional TRS lessees (under Bloodstone TRS, Inc. or other of our TRSs) as we acquire additional properties. In certain instances we may own a hotel through a TRS. For example, we have elected to treat DiamondRock Frenchman’s Owner, Inc., through which we hold the Frenchman’s Reef & Morning Star Marriott Beach Resort, as a TRS and we may hold other non-U.S. investments through TRSs. One or more hotel management companies will manage the hotels leased to each TRS lessee or owned by a TRS. We also may lease a hotel to an unrelated lessee.

In general, rent paid by a related party tenant, such as a TRS lessee, is not qualifying “rents from real property” for purposes of the REIT gross income tests, but rent paid by a TRS lessee to our operating partnership with respect to a lease of a “qualified lodging facility” from the operating partnership can be qualifying rents from real property under the REIT rules as long as such TRS lessee does not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated. Instead, the hotel must be operated on behalf of the TRS lessee by a person who qualifies as an “eligible independent contractor,” defined as an “independent contractor” who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee. See “— Investments in Taxable REIT Subsidiaries” below for a further discussion of the issue and a discussion of the definition of an “independent contractor” and the qualification of Marriott (or another hotel management company) as an “eligible independent contractor.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We believe that our hotels are qualified lodging facilities. Rent paid by a TRS lessee that failed to qualify as rents from real property under the REIT rules would be non-qualifying income for purposes of the REIT gross income tests.

Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% gross income test if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a TRS lessee may acquire furnishings, equipment, and/or personal property used in hotel, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, the leases will provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

In addition, rent paid by a TRS lessee or other lessee that leases a hotel from our operating partnership will constitute rents from real property for purposes of the REIT gross income tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture, or some other type of arrangement. The determination of whether a lease is a true lease depends upon an analysis of all the surrounding facts and circumstances. We believe that the leases with our TRS lessees should be treated as true leases. However, that there are no controlling regulations, published administrative rulings, or judicial decisions involving leases with terms substantially similar to the leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for federal income tax purposes. Thus, there can be no assurance that the IRS will not assert a contrary position and that a court will not sustain such a challenge. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

Finally, for rents received by or attributed to us to qualify as rents from real property, we generally must not furnish or render any services to tenants, other than through a TRS or an independent contractor from whom we derive no income, except that we and our operating partnership may directly provide services that are “usually or customarily rendered” in connection with the rental of properties for occupancy only, or are not otherwise considered rendered to the occupant “for his convenience.” Neither we nor our operating partnership provides, or intends to provide, any services to our TRSs, TRS lessees or any other tenants.

We believe that, for purposes of both the 75% and the 95% gross income tests, our operating partnership’s investments in hotels generally give rise to qualifying income in the form of rents from real property, and that gains on the sales of the hotels will also constitute qualifying income. However, no assurance can be given that either the rents or the gains will constitute qualifying income. In that case, we may not be able to satisfy either the 75% or the 95% gross income test and, as a result, could lose our REIT status.

We hold the Frenchman’s Reef & Morning Star Marriott Beach Resort through a Cayman Islands corporation that holds a U.S. Virgin Islands corporation that we have elected to be treated as our TRS. In the case of hotels owned, rather than leased, by a TRS, dividends paid by such TRS out of its earnings and gains from the sale of stock of such a TRS would not be qualifying income for purposes of the 75% gross income test, although such dividends and gains would be qualifying income for purposes of the 95% gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRS lessees or other TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRS lessees or other TRSs cannot represent more than 25% (20% for taxable years beginning before July 31, 2008) of our total assets. Although we believe that we have met and intend to continue to meet these asset tests, no assurance can be given that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets.

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if one of the following exceptions applies:

•	We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

•	De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after our identification of the failure; or

•	General Exception: All of the following requirements are satisfied: (i) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “— Taxation of Our Company.”

Annual Distribution Requirements

In order to qualify as a REIT, we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and by excluding any net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. We may satisfy our distribution requirement in part by paying a taxable stock dividend.

To the extent that we do not distribute all of our net capital gain and REIT taxable income, we will be subject to tax on the undistributed amount at corporate capital gains and ordinary tax rates, respectively. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year, and (iii) any undistributed ordinary income and capital gain net income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In addition, dividends we pay must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of the class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class.

We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gains) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder’s basis in its shares of our stock is increased by the included amount of the undistributed long-term capital gains, and (iii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Our non-REIT earnings and profits include any earnings and profits we accumulated before the effective date of our REIT election, which was January 1, 2005. We distributed sufficient earnings and profits before December 31, 2005 to eliminate any non-REIT earnings and profits, which distributions were in addition to distributions we were required to make to satisfy the 90% distribution test (as discussed above) and avoid incurring tax on our undistributed income.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code, through the end of 2010. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect REIT status again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding shares, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Qualified REIT Subsidiaries and Disregarded Entities

If we own a corporate subsidiary that is a “qualified REIT subsidiary” (“QRS”), or if we or our operating partnership own 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for federal income tax purposes generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If we own a QRS or a disregarded entity, neither will be subject to federal corporate income taxation, although such entities may be subject to state and local taxation in some states.

Taxation of the Operating Partnership

Our operating partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If we admit other limited partners, our operating partnership will be treated as a partnership for tax purposes, as described below.

Under the Code, a partnership is not subject to federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

If and when our operating partnership becomes taxable as a partnership, rather than a disregarded entity, we generally will be treated for federal income tax purposes as contributing our properties to the operating partnership at such time. If our properties are appreciated at such time, we could recognize a smaller share of tax depreciation, and a larger share of tax gain on sale, from such properties subsequent to that deemed contribution, as compared to our percentage interest in the operating partnership. This deemed contribution also could trigger tax gain in some circumstances, but we expect to structure the admission of outside partners in a manner that should avoid any such gain.

As noted above, for purposes of the REIT income and asset tests, we are treated as holding or receiving our proportionate share of our operating partnership’s income and assets, respectively. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

We may use our operating partnership to acquire hotels in exchange for operating partnership units, in order to permit the sellers of such properties to defer recognition of their tax gain. In such a transaction, our initial tax basis in the hotels acquired generally will be less than the purchase price of the hotels. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions. In addition, we may issue equity compensation to employees in the form of interests in our operating partnership that provides for capital gain treatment to the employees but does not generate a corresponding deduction for our operating partnership.

The discussion above assumes that our operating partnership will be treated as a “partnership” for federal income tax purposes once it is no longer treated as a disregarded entity. Generally, a domestic unincorporated entity such as our operating partnership with two or more partners is treated as a partnership for federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for federal income tax purposes. Once our operating partnership is no longer a disregarded entity for federal income tax purposes, we intend to comply with one or more exceptions from treatment as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception would prevent us from qualifying as a REIT.

Investments in Taxable REIT Subsidiaries

We and each subsidiary intended to qualify as a TRS have made (or will make, as applicable) a joint election for such subsidiary to be treated as our taxable REIT subsidiary. A domestic TRS (or a foreign TRS with income from a U.S. business) pays federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. Thus, for example, Bloodstone TRS, Inc. generally will pay U.S. corporate tax on key money and yield support when it is paid, notwithstanding the treatment of key money and yield support payments for accounting purposes. A TRS owning or leasing a hotel outside of the U.S., such as DiamondRock Frenchman’s Owner, Inc., may pay foreign taxes. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. A TRS is subject to limitations on the deductibility of payments made to us which could materially increase its taxable income and also is subject to prohibited transaction taxes on certain other payments made, directly or indirectly, to us. We will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS. In particular, this 100% tax would apply to our share of any rent paid by a TRS lessee that was determined to be in excess of a market rate rent.

As discussed above in “— Qualification as a REIT — Income Tests,” Bloodstone TRS, Inc., through our TRS lessees, leases qualified lodging facilities from our operating partnership (or its affiliates) and a TRS may own hotels (such as DiamondRock Frenchman’s Owner, Inc. that owns Frenchman’s Reef & Morning Star Marriott Beach Resort). However, a TRS may not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated. Specifically, rents paid by a TRS lessee can qualify as rents from real property only so long as the property is operated and managed on behalf of the TRS lessee by an “eligible independent contractor,” which is a person (or entity) that satisfies the following requirements: (i) such person is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities for any person unrelated to us or the TRS lessee; (ii) such person does not own, directly or indirectly, more than 35% of our stock; and (iii) not more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Code (with certain modifications) is taken into account. For example, (a) interests owned by a partnership are also treated as owned proportionately by its partners, (b) interests held by a partner with a 25% or greater share of partnership capital interests or profits interests are also treated as owned by the partnership, (c) interests held by a 10% or greater stockholder are also treated as held by the corporation, and (d) interests held by a corporation are also treated as held by a 10% or greater stockholder (in the proportion that such stockholder’s stock bears to all the stock of the corporation). However, if any class of our stock or the stock of a person attempting to qualify as an eligible independent contractor is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation described in clause (iii) above. In addition, the IRS has ruled to the effect that an advisor or similar fiduciary to a REIT cannot also qualify as an eligible independent contractor with respect to the REIT.

Each TRS lessee (and any other of our TRSs that owns an interest in our hotels) has hired (or will hire) a hotel management company that we believe qualifies as an eligible independent contractor to manage and operate the hotels leased by (or owned through) the TRS. We believe that Marriott has qualified, and Marriott intends to continue to qualify, as an eligible independent contractor. In that regard, constructive ownership under Section 318 of the Code resulting, for example, from relationships between Marriott and our other stockholder could impact Marriott’s ability to satisfy the applicable ownership limit. Because of the broad scope of the attribution rules of Section 318 of the Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify Marriott (or another hotel management company) as an eligible independent contractor, which would in turn disqualify us as a REIT. Our charter restricts ownership and transfer of our shares in a manner intended to facilitate continuous qualification of Marriott (or another hotel management company) as an eligible independent contractor, but no assurances can be given that such transfer and ownership restrictions have or will ensure that Marriott (or another hotel management company), in fact, has been or will be an eligible independent contractor. As noted above, Goodwin Procter LLP’s opinion as to REIT qualification is based upon our representations and covenants as to the absence of such relationships. Marriott’s failure to qualify as an eligible independent contractor does not give us the right to terminate the management agreement.

State, Local, and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our stockholders in such jurisdictions may differ from the federal income tax treatment described above.

Stockholders should consult the applicable prospectus supplement, as well as their own tax advisers, for further information about federal, state, local, and other tax consequences of investing in the securities offered by the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by means of this prospectus domestically or abroad, in one or more transactions, including block transactions and transactions on the NYSE or on a delayed or continuous basis:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers, including our affiliates;

•	directly to stockholders;

•	through a combination of any of these methods of sales; or

•	in any manner, as provided in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing securities holders. The prospectus supplement relating to the offer and sale of such securities will include:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be issued.

The securities may be sold at (i) a fixed price or prices which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale, or (iv) negotiated prices. The consideration may be cash or another form negotiated by the parties.

If we use underwriters for a sale of securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be offered to the public through underwriting syndicates represented by managing underwriters, or directly by the underwriters. Generally, the underwriters’ obligation to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom the underwriters may acts as agents. Their compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they act as agent.

We may agree to sell the securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of securities will be set forth in the prospectus supplement, and any commission payable by us to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the proxy supplement related thereto.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the

NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the prices of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Certain of the underwriters, dealers or agents and their affiliates and associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP. Goodwin Procter llp has also issued an opinion to us regarding certain tax matters described under “Federal Income Tax Considerations Related to Our REIT Election.”

EXPERTS

The consolidated financial statements and schedule of DiamondRock Hospitality Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, NY 10005. In addition, we maintain a website that contains information about us at www.drhc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or documents we file with or furnish to the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 27, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended June 19, 2009;

•	our Definitive Proxy Statement on Schedule 14A filed on March 4, 2009, as amended by additional definitive proxy materials filed on March 6, 2009;

•	our Current Reports on Form 8-K filed on April 15, 2009 and July 27, 2009;

•	The description of our common stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A filed on May 25, 2005, including any amendment or report filed for the purpose of updating such description (file number 001-32514); and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus and prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of these documents, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address or calling us at the telephone number listed below or via the Internet at the website listed below:

DiamondRock Hospitality Company
6903 Rockledge Drive, Suite 800
Bethesda, MD 20817
Attention: Investor Relations
(240) 744-1150
Internet Website: www.dhrc.com

Readers should rely on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. Readers should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink.

DiamondRock Hospitality Company

20,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT
July 9, 2012

Goldman, Sachs & Co.